                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Thermo Fibergen Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF THERMO FIBERGEN INC.]

8 Alfred Circle
Bedford, Massachusetts  01730

                                                                  April 16, 2001

Dear stockholder:

     The enclosed Notice calls the 2001 Annual Meeting of the Stockholders of Thermo Fibergen Inc. I respectfully request that all stockholders attend this meeting, if possible.

     Our Annual Report for the year ended December 30, 2000, is enclosed. I hope you will read it carefully. Feel free to forward any questions you may have if you are unable to be present at the meeting.

     Enclosed with this letter is a proxy authorizing three officers of the Company to vote your shares for you if you do not attend the meeting. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the stockholders must be present at the meeting, either in person or by proxy.

     I would appreciate your immediate attention to the mailing of this proxy.

                                        Yours very truly,



                                        /s/ Yiannis A. Monovoukas
                                        YIANNIS A. MONOVOUKAS
                                        President and Chief Executive Officer

[LOGO OF THERMO FIBERGEN INC.]

8 Alfred Circle
Bedford, Massachusetts  01730

                                                                  April 16, 2001

To the Holders of the Common Stock of
        THERMO FIBERGEN INC.

                            NOTICE OF ANNUAL MEETING

     The 2001 Annual Meeting of the Stockholders of Thermo Fibergen Inc. (the "Company") will be held on Tuesday, May 15, 2001, at 3:00 p.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts. The purpose of the meeting is to consider and take action upon the following matters:

     1.   Election of six directors.

     2. Such other business as may properly be brought before the meeting and any adjournment thereof.

     The transfer books of the Company will not be closed prior to the meeting, but, pursuant to appropriate action by the board of directors, the record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting April 12, 2001.

     The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please promptly sign and return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

     This notice, the proxy and proxy statement enclosed herewith are sent to you by order of the board of directors.

                                        SANDRA L. LAMBERT
                                        Secretary

                                PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of Thermo Fibergen Inc. (the "Company") for use at the 2001 Annual Meeting of the Stockholders to be held on Tuesday, May 15, 2001, at 3:00 p.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and any adjournment thereof. The mailing address of the executive office of the Company is 8 Alfred Circle, Bedford, Massachusetts 01730. This proxy statement and the enclosed proxy were first furnished to stockholders of the Company on or about April 18, 2001.

                               VOTING PROCEDURES

     The board of directors intends to present to the meeting the election of six directors, constituting the entire board of directors.

     The representation in person or by proxy of a majority of the outstanding shares of common stock, $.01 par value, of the Company ("Common Stock") entitled to vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the stockholder is present in person or is represented by returning a properly signed proxy. Each stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted FOR the management nominees for directors and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

     In order to be elected a director, a nominee must receive the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. As to the election of directors, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote.

     A stockholder who returns a proxy may revoke it at any time before the stockholder's shares are voted at the meeting by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later-dated proxy or by voting by ballot at the meeting.

     The outstanding stock of the Company entitled to vote (which excludes shares held in treasury by the Company) as of April 12, 2001, consisted of 11,500,649 shares of Common Stock. Only stockholders of record at the close of business on April 12, 2001 are entitled to vote at the meeting. Each share is entitled to one vote.

                                 - PROPOSAL 1 -

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting, each to hold office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal.

Nominees For Directors

     Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupation or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of Common Stock and of the common stock of the Company's parent company, Thermo Fibertek Inc. ("Thermo Fibertek"), a manufacturer of papermaking and paper-recycling equipment, and Thermo Fibertek's parent company, Thermo Electron Company ("Thermo Electron"), a provider of technology-based instruments, components, and systems for markets ranging from life sciences to telecommunications to food, drug, and beverage production, is reported under the caption "Stock Ownership". All of the nominees are currently directors of the Company.

--------------------------------------------------------------------------------
Anne T. Barrett               Ms. Barrett, 71, has been a director of the
                              Company since July 1996. Ms. Barrett has been an
                              independent consultant on investor relations and
                              communications matters since her retirement from
                              Thermo Electron in November 1993. Prior to that
                              time, Ms. Barrett was director of corporate
                              communications for Thermo Electron for more than
                              five years.
--------------------------------------------------------------------------------
Francis L. McKone             Mr. McKone, 66, has been a director of the Company
                              since March 1998. Mr. McKone has been the chairman
                              of the board of Albany International Corp., a
                              worldwide supplier of paper-machine fabrics, since
                              1998. Mr. McKone was also the chief executive
                              officer of Albany International Corp. from May
                              1993 until his retirement in October 2000. He is
                              also a director of Albany International Corp. and
                              Thermo Fibertek Inc.
--------------------------------------------------------------------------------
Yiannis A. Monovoukas         Dr. Monovoukas, 40, has been president, chief
                              executive officer and a director of the Company
                              since its incorporation in February 1996. Dr.
                              Monovoukas was a corporate business analyst with
                              Thermo Electron from July 1995 to February 1996.
--------------------------------------------------------------------------------
Jonathan W. Painter           Mr. Painter, 42, has been a director of the
                              Company since its incorporation in February 1996.
                              Mr. Painter has been executive vice president,
                              operations, of Thermo Fibertek since September
                              1997, was treasurer of Thermo Electron from August
                              1994 through June 1997, and was treasurer of
                              Thermo Fibertek from October 1994 through June
                              1997.
--------------------------------------------------------------------------------
William A. Rainville          Mr. Rainville, 59, has been chairman of the board
                              and a director of the Company since its
                              incorporation in February 1996. Mr. Rainville has
                              been president and chief executive officer of
                              Thermo Fibertek since its inception in November
                              1991 and a director of Thermo Fibertek since
                              January 1992. Mr. Rainville has been the chief
                              operating officer, recycling and resource
                              recovery, of Thermo Electron since September 1998.
                              He was a senior vice president of Thermo Electron
                              from March 1993 through September 1998. Mr.
                              Rainville is also a director of Thermo Fibertek.
--------------------------------------------------------------------------------
Roger D. Wellington           Mr. Wellington, 74, has been a director of the
                              Company since April 1998. Mr. Wellington serves as
                              the president and chief executive officer of
                              Wellington Consultants, Inc. and of Wellington
                              Associates Inc., international business consulting
                              firms he founded in 1994 and 1989, respectively.
                              Mr. Wellington is also a director of Photoelectron
                              Corporation.
--------------------------------------------------------------------------------

Committees of the Board of Directors and Meetings

          The board of directors has established an audit committee and a human resources committee, each consisting solely of directors who are not employees of the Company, of Thermo Electron or of any other companies affiliated with Thermo Electron (also referred to as "outside directors"). The two present members of the audit committee, Mr. McKone (chairman) and Mr. Wellington, meet the independence guidelines set forth in the listing requirements of The American Stock Exchange, Inc. The Company intends to appoint a third member to the audit committee by June 14, 2001, who meets the independence guidelines, as required by the listing requirements of The American Stock Exchange, Inc. The audit committee acts pursuant to the charter attached as Appendix A to this proxy statement and reviews the scope of the audit with the Company's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the human resources committee are Mr. McKone and Mr. Wellington (chairman). The human resources committee reviews the performance of senior members of management, approves executive compensation and administers the Company's stock option and other stock-based compensation plans. The Company does not have a nominating committee of the board of directors. The board of directors met seven times, the audit committee met twice and the human resources committee met once during fiscal 2000. Each director attended at least 75% of all meetings of the board of directors and committees on which he or she served that were held during fiscal 2000.

Compensation of Directors

          Cash Compensation

          Outside directors receive an annual retainer of $2,000 and a fee of $1,000 per meeting for attending regular meetings of the board of directors and $500 per meeting for participating in meetings of the board of directors held by means of conference telephone and for participating in certain meetings of committees of the board of directors. Payment of directors' fees is made quarterly. Dr. Monovoukas, Mr. Painter and Mr. Rainville are all employees of Thermo Electron companies and do not receive any cash compensation from the Company for their services as directors. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings.

          Deferred Compensation Plan

          Under the Company's deferred compensation plan for directors (the "Deferred Compensation Plan"), a director has the right to defer receipt of his cash fees until he ceases to serve as a director, dies or retires from his principal occupation. In the event of a change of control or proposed change of control of the Company that is not approved by the board of directors, deferred amounts become payable immediately. Any of the following are deemed to be a change of control: (i) the acquisition by any person of 40% or more of the outstanding common stock or voting securities of Thermo Electron; (ii) the failure of the Thermo Electron board of directors to include a majority of directors who are "continuing directors", which term is defined to include directors who were members of Thermo Electron's board on July 1, 1999, or who subsequent to that date were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Thermo Electron common stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring Company in substantially the same proportions as their ownership immediately prior to such transaction and
(b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring Company; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. As of February 28, 2001, a total of 25,000 shares of Common Stock were reserved for issuance under the Deferred Compensation Plan. As of February 28, 2001, deferred units equal to approximately 4,690 shares of Common Stock were accumulated under the Deferred Compensation Plan.

          Directors Stock Option Plan

          The Company's directors stock option plan (the "Directors Plan") provides for the grant of stock options to purchase shares of Common Stock to outside directors as additional compensation for their service as directors. Under the Directors Plan, outside directors are automatically granted options to purchase 1,000 shares of Common Stock annually, commencing with the annual meeting of the stockholders held in 2000. The annual grant is made at the close of business on the date of each annual meeting of the stockholders of the Company to each outside director then holding office. Options evidencing annual grants are immediately exercisable at any time from and after the grant date of the option and expire on the third anniversary of the grant date.

          The exercise price for options granted under the Directors Plan is the average of the closing prices of the Common Stock as reported on The American Stock Exchange (or other principal market on which the Common Stock is then traded) for the five trading days immediately preceding and including the date of grant, or, if the shares are not then traded, at the last price per share paid by third parties in an arms-length transaction prior to the option grant. As of February 28, 2001, options to purchase 48,000 shares of Common Stock had been granted to directors and were outstanding under the Directors Plan, no options had lapsed or been exercised, and options to purchase 152,000 shares of Common Stock were available for future grant.

Stock Ownership Policy for Directors

          The human resources committee of the board of directors (the "Committee") has established a stock holding policy for directors. The stock holding policy requires each director to hold a minimum of 1,000 shares of Common Stock. Directors are requested to achieve this ownership within a three-year period. The chief executive officer of the Company is required to comply with a separate stock holding policy established by the Committee, which is described in "Committee Report on Executive Compensation - Stock Ownership Policy".

                                STOCK OWNERSHIP

          The following table sets forth the beneficial ownership of Common Stock, as well as of the common stock of Thermo Fibertek, the Company's parent company, and Thermo Electron, Thermo Fibertek's parent company, as of February 28, 2001, with respect to (i) each director, (ii) the chief executive officer and (iii) all directors and current executive officers as a group. In addition, the following table sets forth the beneficial ownership of Common Stock as of February 28, 2001, with respect to each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

          While certain directors and executive officers of the Company are also directors and executive officers of Thermo Electron or its subsidiaries other than the Company, all such persons disclaim beneficial ownership of the shares of Common Stock owned by Thermo Electron.

                                        Thermo                 Thermo             Thermo Electron
         Name (1)                  Fibergen Inc. (2)      Fibertek Inc. (3)        Corporation (4)
         --------                  -----------------      -----------------        ---------------
Thermo Electron Corporation (5)...    10,422,900                N/A                       N/A
Anne T. Barrett...................        22,000              1,000                         0
Francis L. McKone.................        18,663              9,469                     1,000
Yiannis A. Monovoukas.............        80,000            114,738                    26,409
Jonathan W. Painter...............        20,000            115,594                    53,811
William A. Rainville .............        75,000            695,453                   412,539
Roger D. Wellington...............        14,126              8,500                    33,957
All directors and current executive
 officers as a group (7 persons)..       256,789          1,031,004                 1,223,691

(1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of Common Stock beneficially owned by Ms. Barrett, Mr. McKone, Dr. Monovoukas, Mr. Painter, Mr. Rainville, Mr. Wellington and all directors and current executive officers as a group include 21,000, 16,000, 80,000, 20,000, 75,000, 12,000 and 251,000 shares, respectively, that such person or group had the right to acquire within 60 days of February 28, 2001, through the exercise of stock options. Shares beneficially owned by Ms. Barrett include 1,000 shares held by a trust of which she and her spouse are the trustees. Shares beneficially owned by Mr. McKone, Mr. Wellington and by all directors and current executive officers as a group include 2,563, 2,126 and 4,689 shares, respectively, allocated through February 28, 2001, to their respective accounts maintained under the Deferred Compensation Plan. None of the directors or the chief executive officer beneficially owned more than 1% of the Common Stock outstanding as of February 28, 2001; all directors and current executive officers as a group beneficially owned 2.2% of the Common Stock outstanding as of such date.

(3) Shares of the common stock of Thermo Fibertek beneficially owned by Mr. McKone, Dr. Monovoukas, Mr. Painter, Mr. Rainville, Mr. Wellington and all directors and current executive officers as a group include 3,000, 109,200, 98,900, 550,000, 1,500 and 848,850 shares, respectively, that such person or group had the right to acquire within 60 days of February 28, 2001, through the exercise of stock options. Shares of the common stock of Thermo Fibertek beneficially owned by Mr. Painter include 15 shares held in a custodial account for the benefit of a minor child. Shares beneficially owned by Mr. Wellington include 3,000 shares held by a trust of which Mr. Wellington is the trustee. Shares beneficially owned by Mr. McKone and by all directors and current executive officers as a group include 5,469 shares allocated through February 28, 2001, to Mr. McKone's account maintained under the Thermo Fibertek deferred compensation plan for directors. Except for Mr. Rainville, who beneficially owned 1.1% of the common stock of Thermo Fibertek outstanding as of February 28, 2001, none of the directors or the chief executive officer beneficially owned more than 1% of the common stock of Thermo Fibertek outstanding as of February 28, 2001; all directors and current executive officers as a group beneficially owned 1.7% of Thermo Fibertek common stock outstanding as of such date.

(4) Shares of the common stock of Thermo Electron beneficially owned by Dr. Monovoukas, Mr. Painter, Mr. Rainville, Mr. Wellington and all directors and current executive officers as a group include 25,089, 52,196, 348,493, 5,939 and 1,050,166 shares, respectively, that such person or group had the right to acquire within 60 days of February 28, 2001, through the exercise of stock options. Shares beneficially owned by Mr. Wellington include 1,197 shares held by a trust of which Mr. Wellington is the trustee. Shares of the common stock of Thermo Electron beneficially owned by Mr. Wellington and by all directors and current executive officers as a group include 26,821 shares allocated through February 28, 2001, to Mr. Wellington's account maintained under Thermo Electron's deferred compensation plan for directors. None of the directors or the chief executive officer beneficially owned more than 1% of the Thermo Electron common stock outstanding as of February 28, 2001; all directors and current executive officers as a group did not beneficially own more than 1% of the Thermo Electron common stock outstanding as of such date.

(5) As of February 28, 2001, Thermo Electron, primarily through its majority-owned subsidiary Thermo Fibertek, beneficially owned approximately 90.6% of the outstanding Common Stock. Thermo Electron's address is 81 Wyman Street, Waltham, Massachusetts 02454-9046. As of February 28, 2001, Thermo Electron had the power to elect all of the members of the Company's board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, such as Thermo Electron, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2000, except in the following instance: Mr. Rainville, a director of the Company, filed one late Form 4, reporting the tender of shares and redemption rights to the Company in September 2000 pursuant to the terms of the redemption rights issued in the Company's initial public offering in 1996.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table summarizes compensation during the last three fiscal years for services to the Company in all capacities awarded to, earned by or paid to the Company's chief executive officer. No other executive officer of the Company met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules.

          The Company is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Company, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Company's affairs is provided to the Company under the corporate services agreement between the Company and Thermo Electron. See "Relationship with Affiliates".- Accordingly, the compensation for these individuals is not reported in the following table.

                           Summary Compensation Table
-----------------------------------------------------------------------------------------------------
                                                                       Long Term
                                                                     Compensation
                                                                     ------------
                                                                      Securities
Name and                        Fiscal      Annual Compensation       Underlying          All Other
Principal Position               Year     Salary          Bonus        Options (1)     Compensation (2)
------------------               ----     ------          -----        -----------     ----------------
Yiannis A. Monovoukas            2000    $150,000        $67,000           --              $5,945
President and Chief              1999    $136,000        $72,000          500 (TMO)        $5,625
Executive Officer                1998    $130,000        $48,500       40,000 (TFG)        $5,625
                                                                        9,048 (TMO)(3)
                                                                       79,200 (TFT)
                                                                        2,000 (TRIL)

(1) As part of the spinout strategy of the Company's ultimate parent, Thermo Electron, certain subsidiaries of the Thermo Electron sold minority interests to investors resulting in several majority-owned, private and publicly-held subsidiaries and granted options to purchase shares of these subsidiaries to employees and directors of Thermo Electron companies as part of its compensation program. During 1999 and 2000, Thermo Electron effected a major reorganization that, among other things, resulted in the acquisition of the minority interest of substantially all of its subsidiaries that had minority investors and the assumption by Thermo Electron of the outstanding options to purchase shares of the subsidiaries. Options granted in the last three years by these subsidiaries that were assumed by Thermo Electron have been restated in the table as options to purchase shares of Thermo Electron (designated in the table as TMO). Options granted in the last three years to the named executive officer by the following subsidiaries have not been assumed by Thermo Electron and are designated in the table as follows: the Company (designated in the table as TFG), Thermo Fibertek Inc. (designated in the table as TFT) and Thermo Trilogy Corporation (designated in the table as TRIL).

(2) Represents the amount of matching contributions made by the Company on behalf of Dr. Monovoukas in connection with his participation in the Thermo Electron 401(k) plan.

(3) Options granted in 1998 to Dr. Monovoukas include options to purchase 929 shares of TMO Common Stock that had been converted from options to purchase 2,000 shares of Metrika Systems Corporation upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 872 shares of TMO Common Stock that had been converted from options to purchase 2,000 shares of ONIX Systems Inc. upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 963 shares of TMO Common Stock that had been converted from options to purchase 4,000 shares of The Randers Killam Group Inc. upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 775 shares of TMO Common Stock that had been converted from options to purchase 2,000 shares of Thermedics Detection Inc. upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 698 shares of TMO Common Stock that had been converted from options to purchase 1,000 shares of Thermo Information Solutions Inc. upon the merger of that subsidiary into Thermo Electron in 1999; options to purchase 849 shares of TMO Common Stock that had been converted from options to purchase 999 shares of Thermo Instrument Systems Inc. upon the merger of that subsidiary into Thermo Electron in 2000; and options to purchase 562 shares of TMO Common Stock that had been converted from options to purchase 1,023 shares of ThermoTrex Corporation upon the merger of that subsidiary into Thermo Electron in 2000.

Stock Options Granted During Fiscal 2000

          No options to purchase shares of the Company were granted during fiscal 2000 to the named executive officer. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 2000.

Stock Options Exercised During Fiscal 2000 and Fiscal Year-End Option Values

          The following table reports certain information regarding stock option exercises during fiscal 2000 and outstanding stock options held at the end of fiscal 2000 by the Company's chief executive officer. No stock appreciation rights were exercised or were outstanding during fiscal 2000.


Aggregated Option Exercises In Fiscal 2000 And Fiscal 2000 Year-End Option Values
----------------------------------------------------------------------------------------------------------------
                                                                           Number of           Value of
                                                                          Securities        Unexercised In-
                                                                          Underlying          The-Money
                                                                          Unexercised        Options at
                                       Shares                           Options at Fiscal     Fiscal Year-
                                      Acquired                             Year-End              End
                                         on                              (Exercisable/      (Exercisable/
        Name            Company (1)   Exercise    Value Realized (2)   Unexercisable) (3)   Unexercisable)
        ----            -----------   --------    ------------------   ------------------   --------------
Yiannis A. Monovoukas     (TFG)        40,000          $87,560            80,000/0            $160,240/--
                          (TMO)         3,179          $21,548            25,089/0 (4)        $199,123/--
                          (TBA)           800          $14,400                 0/0                  --/--
                          (TFT)            --               --           109,200/0                  $0/--
                          (THI)           400           $4,298                 0/0                  --/--
                          (TLT)            --               --                 0/2,000              --/$0  (5)
                          (TOC)         2,400          $10,872                 0/0                  --/--
                          (TMQ)         1,600           $6,400                 0/0                  --/--
                          (TSR)           800           $1,200                 0/0                  --/--
                          (TKN)           512           $2,076                 0/0                  --/--
                          (TRIL)           --               --                 0/2,000              --/$0  (5)
----------------------------------------------------------------------------------------------------------------


(1) As part of the spinout strategy of the Company's ultimate parent, Thermo Electron, certain subsidiaries of Thermo Electron sold minority interests to investors resulting in several majority-owned, private and publicly-held subsidiaries and granted options to purchase shares of these subsidiaries to employees and directors of Thermo Electron companies as part of its compensation program. During 1999 and 2000, Thermo Electron effected a major reorganization that, among other things, resulted in the acquisition of the minority interest of substantially all of its subsidiaries that had minority investors and the assumption by Thermo Electron of the outstanding options to purchase shares of the subsidiaries. Outstanding options at year-end granted by these subsidiaries that were assumed by Thermo Electron have been restated in the table as options to purchase shares of Thermo Electron (designated in the table as TMO). Outstanding options at year-end to the named executive officers by the following subsidiaries had not been assumed by Thermo Electron as of year-end and are designated in the table as follows: the Company (designated in the table as TFG), Thermo Fibertek Inc. (designated in the table as
          TFT), ThermoLyte Corporation (designated in the table as TLT) and Thermo Trilogy Corporation (designated in the table as TRIL). The named executive officer exercised options to purchase shares of Thermo Electron subsidiaries during 2000 prior to the merger of the subsidiary into Thermo Electron and these exercises are reported in the table opposite the abbreviated name of the subsidiary as follows:
          Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Instrument Systems Inc. (designated in the table as THI), Thermo Optek Corporation (designated in the table as TOC), ThermoQuest Corporation (designated in the table as TMQ), Thermo Sentron Inc. (designated in the table as TSR), and ThermoTrex Corporation (designated in the table as TKN).

(2) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(3) All of the options reported outstanding at the end of the fiscal year are immediately exercisable as of the fiscal year-end, except options to purchase the common stock of ThermoLyte Corporation and Thermo Trilogy Corporation, which are not exercisable until the earlier of
          (i) 90 days after the effective date of the registration of that company's common stock under Section 12 of the Exchange Act or (ii) nine years after the grant date. Generally, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting company at the exercise price if the optionee ceases to be employed by, or ceases to serve as a director of, such company or any other Thermo Electron company. The granting company may exercise its repurchase rights within six months after the termination of the optionee's employment or the cessation of directorship, as the case may be. For publicly-traded companies, the repurchase rights generally lapse ratably over a one- to ten-year period, depending on the option term, which may vary from five to twelve years, provided that the optionee continues to be employed by or serve as a director of the granting company or another Thermo Electron company. For companies that are not publicly-traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting company may permit the holder of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(4) Outstanding options held by Dr. Monovoukas at year-end include include options to purchase 929 shares of TMO Common Stock that had been converted from options to purchase 2,000 shares of Metrika Systems Corporation upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 872 shares of TMO Common Stock that had been converted from options to purchase 2,000 shares of ONIX Systems Inc. upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 963 shares of TMO Common Stock that had been converted from options to purchase 4,000 shares of The Randers Killam Group Inc. upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 775 shares of TMO Common Stock that had been converted from options to purchase 2,000 shares of Thermedics Detection Inc. upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 1,762 shares of TMO Common Stock that had been converted from options to purchase 1,200 shares of Thermo BioAnalysis Corporation upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 419 shares of TMO Common Stock that had been converted from options to purchase 600 shares of Thermo Information Solutions Inc. upon the merger of that subsidiary into Thermo Electron in 1999; options to purchase 509 shares of TMO Common Stock that had been converted from options to purchase 599 shares of Thermo Instrument Systems Inc. upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 2,989 shares of TMO Common Stock that had been converted from options to purchase 3,600 shares of Thermo Optek Corporation upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 2,259 shares of TMO Common Stock that had been converted from options to purchase 2,400 shares of ThermoQuest Corporation upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 930 shares of TMO Common Stock that had been converted from options to purchase 1,200 shares of Thermo Sentron Inc. upon the merger of that subsidiary into Thermo Electron in 2000; options to purchase 281 shares of TMO Common Stock that had been converted from options to purchase 511 shares of ThermoTrex Corporation upon the merger of that subsidiary into Thermo Electron in 2000; and options to purchase 151 shares of TMO Common Stock that had been converted from options to purchase 2,000 shares of Trex Medical Corporation upon the merger of that subsidiary into Thermo Electron in 2000.

(5) No public market for the shares underlying these options existed at fiscal year-end. Accordingly, no value in excess of the exercise price has been attributed to these options.

Executive Retention Agreements

          Thermo Electron has entered into agreements with certain executive officers and key employees of Thermo Electron and its subsidiaries that provide severance benefits if there is a change in control of Thermo Electron and their employment is terminated by Thermo Electron "without cause" or by the individual for "good reason," as those terms are defined therein, within 18 months thereafter. For purposes of these agreements, a change in control exists upon
(i) the acquisition by any person of 40% or more of the outstanding common stock or voting securities of Thermo Electron; (ii) the failure of the Thermo Electron board of directors to include a majority of directors who are "continuing directors",- which term is defined to include directors who were members of Thermo Electron's board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Thermo Electron common stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring company in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring company; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron.

          In 1998, Thermo Electron authorized an executive retention agreement with Dr. Monovoukas. This agreement provides that in the event Dr. Monovoukas' employment is terminated under the circumstances described above, he would be entitled to a lump sum payment equal to the sum of (a) one times his highest annual base salary in any 12-month period during the prior five-year period, plus (b) one times his highest annual bonus in any 12-month period during the prior five-year period. In addition, Dr. Monovoukas would be provided benefits for a period of one year after such termination substantially equivalent to the benefits package he would have been otherwise entitled to receive if he was not terminated. Further, all repurchase rights of Thermo Electron and its subsidiaries shall lapse in their entirety with respect to all options that Dr. Monovoukas holds in Thermo Electron and its subsidiaries, including the Company, as of the date of the change in control. Finally, Dr. Monovoukas would be entitled to a cash payment equal to $15,000 to be used toward outplacement services.

          Assuming that the severance benefits would have been payable as of December 30, 2000, the lump sum salary and bonus payment under such agreement to Dr. Monovoukas would have been approximately $217,000. In the event that payments under this agreement are deemed to be so called "excess parachute payments" under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Dr. Monovoukas would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by him with respect to such payment plus the amount of all other additional taxes imposed on him attributable to the receipt of such gross-up payment.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

          Decisions on compensation for the Company's executive officers are made by the human resources committee of the board of directors (the "Committee"). The Committee follows guidelines established by the human resources committee of the board of directors of its ultimate parent company, Thermo Electron. The compensation policies followed by the Committee are designed to reward and motivate executives in achieving long-term value for stockholders and other business objectives, to attract and retain dedicated, talented individuals to accomplish the Company's objectives, to recognize individual contributions as well as the performance of the Company and its subsidiaries, and to encourage stock ownership by executives through stock-based compensation and stock retention programs in order to link executive and stockholder interests.

          The Committee evaluates the competitiveness of its compensation practices through the use of market surveys and competitive analyses prepared by its outside compensation consultants. Internal fairness of compensation within the organization is also an important element of the Committee's compensation philosophy. Compensation of executives is also evaluated by comparing it to the compensation of other executives within the Thermo Electron organization who have responsibility to manage businesses of comparable size and complexity.

          The compensation program of the Company consists of annual cash compensation and long-term incentive compensation. Annual cash compensation is composed of base salary and performance-based incentive compensation ("bonus"), which is reviewed and determined annually. Long-term incentive compensation can be in the form of stock-based compensation such as stock options and restricted stock awards. The process for determining the components of executive compensation for the executive officers is described below. In fiscal 2000, the only executive officer whose compensation was paid by the Company was Dr. Monovoukas. All of the other executive officers are full-time employees of Thermo Electron and their compensation is paid by Thermo Electron.

Components of Executive Compensation

          Annual Cash Compensation

          Annual cash compensation consists of base salary and performance-based incentive compensation ("bonus"). The cash bonus paid to an executive varies from year to year based on the performance of the Company and the executive.

          The Committee assesses the competitiveness of annual cash compensation by establishing for each executive position at the beginning of each fiscal year a base salary and target incentive. The base salary is intended to approximate the median of competitive market compensation for similar positions at organizations that are of comparable size and complexity as the Company, taking into account the status of the Company as an indirect subsidiary of Thermo Electron. The target incentive is a percentage of the base salary and is determined based on the salary level and position of the executive within the Company and Thermo Electron.

          Base Salary. Generally, executive salaries are adjusted to reflect competitive salary levels or other considerations, such as geographic or regional market data, industry trends or internal fairness within the Company. The Committee may also adjust individual salaries to reflect the assumption of increased responsibilities.

          Annual Incentive Compensation. The amount of incentive compensation actually earned by an executive from year to year varies with the performance of the Company and the executive. The Committee evaluates performance (1) by formulae using financial measures of profitability and contribution to stockholder value and (2) by subjectively evaluating the executive's contribution to the achievement of the Company's long-term objectives. In fiscal 2000, the financial measures used by the Committee were revenues, division income and asset management for the Company and, to a lesser extent, the Company's parent companies, Thermo Fibertek and Thermo Electron. The financial measures assess the financial performance relative to the financial performance of comparable companies and are designed to penalize below-average performance and reward above-average performance. The financial measures do not represent financial targets that are met, not met or exceeded. The relative weighting of the financial measures and subjective evaluation varies depending on the executive's role and responsibilities within the organization, as well as the objectives for the business for which the executive is responsible.

          Long-term Incentive Compensation

          The Committee and management believe that awards of stock-based compensation of the Company accomplish many objectives. The award of stock-based compensation to key employees encourages equity ownership in the Company, closely aligns management's interests to the interests of all the stockholders, and results in management's compensation being closely linked to stock performance.

          In determining the appropriate number of awards, the Committee considers the prevailing compensation practices of competitive companies and competitive market data for the position and salary level of each executive officer. Awards are reviewed annually in conjunction with the annual review of cash compensation and additional awards may be made periodically as deemed appropriate by the Committee. The Committee uses a modified Black-Scholes option pricing model to determine the value of an award.

Stock Ownership Policy

          The Committee has established a stock holding policy for the chief executive officer of the Company that requires him to own a multiple of his compensation in shares of the Company's Common Stock. The multiple is one times his base salary and reference bonus for the fiscal year in which compliance is achieved. The chief executive officer has three years from the adoption of the policy to achieve this ownership level.

          In order to assist the chief executive officer in complying with the policy, the Committee also adopted a stock holding assistance plan under which the Company is authorized to make interest-free loans to the chief executive officer to enable him to purchase shares of Common Stock in the open market. Any loans are required to be repaid upon the earlier of demand or the tenth anniversary of the date of the loan, unless otherwise determined by the Committee. No loans were outstanding under this program in 2000. See "Relationship with Affiliates Stock Holding Assistance Plan".

Policy on Deductibility of Compensation

          Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for annual compensation paid to certain executive officers in excess of $1 million unless the compensation qualifies as "performance-based" or is otherwise exempt under Section 162(m). The Committee considers the potential effect of Section 162(m) in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. From time to time, the Committee reexamines the Company's compensation practices and the potential effect of Section 162(m).

2000 CEO Compensation

          The compensation of Dr. Monovoukas is established using the criteria described above. The Committee approved a salary increase for Dr.

Monovoukas for fiscal 2000 that reflected the competitive assessment of Dr. Monovoukas' compensation combined with a recognition of the growth in the size and complexity of the Company. In determining Dr. Monovoukas' annual incentive compensation for fiscal 2000, the Committee considered the financial performance of the Company and, to a lesser extent, its parent company, Thermo Fibertek, using the measures described above under "Components of Executive Compensation - Annual Cash Compensation - Annual Incentive Compensation." However, based on the stage of development of the Company, the Committee placed greater weight on its subjective evaluation of Dr. Monovoukas' performance, which included, among other things, the progress achieved in demonstrating the efficacy of the Company's technology and the introduction of new products in composite materials.

          Awards to Dr. Monovoukas of stock-based compensation in Common Stock are reviewed and determined periodically by the Committee using the criteria described above under the caption "Long-term Incentive Compensation". No awards of stock-based compensation were made by the Committee to Dr. Monovoukas in fiscal 2000.

                         Roger D. Wellington (Chairman)
                               Francis L. McKone

                             AUDIT COMMITTEE REPORT

          The role of the audit committee is to assist the board of directors in its oversight of the Company's financial reporting process.

          As set forth in the audit committee charter, attached as Appendix A to this proxy statement, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

          In the performance of its oversight function, the audit committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 30, 2000, with management and the company's independent auditors, Arthur Andersen LLP. The audit committee has also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The audit committee has received from Arthur Andersen LLP the letter and other written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with Arthur Andersen LLP the auditors' independence. The audit committee has considered whether the provision of professional services for financial information systems design and implementation and other non-audit services by Arthur Andersen LLP is compatible with maintaining the auditors' independence.

          The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

          Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee charter, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000 filed with the Securities and Exchange Commission.

                        Mr. Francis L. McKone, Chairman
                            Mr. Roger D. Wellington

                         COMPARATIVE PERFORMANCE GRAPH

          The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Company's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company's Common Stock was first publicly traded on September 13, 1996 as part of a unit ("Unit") consisting of one share of Common Stock and one right to have the share of Common Stock redeemed by the Company during certain periods in the future at a price of $12.75 per share (a "Redemption Right") and, as a result, the following graph commences as of such date. From September 13, 1996 to December 13, 1996, the Common Stock was traded in Units. Beginning on December 13, 1996, the Common Stock and the Redemption Rights began to trade separately from each other. The following graph approximates the price of the Common Stock in the absence of the Redemption Rights by subtracting from the closing price of the Units on their first day of trading the closing price of the Redemption Rights on their first day of separate trading. The Company has compared its performance with the American Stock Exchange Market Value Index and the Dow Jones Total Return Index for the Paper Products Industry Group as of the last trading day of the Company's fiscal year.

             Comparison of Total Return Among Thermo Fibergen Inc., the American Stock Exchange Market Value Index and the Dow Jones Total Return Index for the Paper Products Industry Group from September 13, 1996 to December 30, 2000

                                    [GRAPH]

        9/13/96   12/27/96   1/2/98   12/31/98  12/31/99   12/30/00
TFG       100        93         86       80       111        103
AMEX      100       102        124      126       163        170
DJ Paper  100        98        108      105       135        124

          The total return for the Company's Common Stock (TFG), the American Stock Exchange Market Value Index (AMEX) and the Dow Jones Total Return Index for the Paper Products Industry Group (DJ PAPER) assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange. The Company's Common Stock is traded on The American Stock Exchange under the ticker symbol "TFG".

                          RELATIONSHIP WITH AFFILIATES

          Thermo Electron and its majority-owned, private and publicly held subsidiaries (the "Thermo Subsidiaries") recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries, including the Company, have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly,
(2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

          To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and the Thermo Subsidiaries.

          The Charter currently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Company, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. In addition, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

          As provided in the Charter, the Company and Thermo Electron have entered into a corporate services agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Company. The Company was assessed an annual fee equal to 0.8% of the Company's revenues for these services for fiscal 2000. The fee is reviewed annually and may be changed by mutual agreement of the Company and Thermo Electron. During fiscal 2000, Thermo Electron assessed the Company $62,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement for fiscal 2000 are reasonable and that the terms of the Services Agreement are fair to the Company. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Company upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Company ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Company will be required to pay a termination fee equal to the fee that was paid by the Company for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Company or as required in order to meet the Company's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Company a fee equal to the market rate for comparable services if such services are provided to the Company following termination.

          From June 1999 to August 2000, the Company and Thermo Electron used a domestic cash management arrangement, pursuant to which amounts advanced to Thermo Electron by the Company for domestic cash management purposes earned interest at the 30-day Dealer Commercial Paper Rate plus 50 basis points, set at the beginning of each month. Thermo Electron was contractually required to maintain cash, cash equivalents, and/or immediately available bank lines of credit equal to at least 50% of all funds invested under this cash management arrangement by all Thermo Electron subsidiaries other than wholly owned subsidiaries. The Company had the contractual right to withdraw its funds invested in the cash management arrangement upon 30 days' prior notice. Effective August 2000, the Company no longer participates in the domestic cash management arrangement. At year-end 2000, the Company had no money invested under such arrangement.

          As of December 30, 2000, $324,000 was owed to the Company by Thermo Electron and its other subsidiaries for taxes, net of amounts owed to Thermo Electron and its other subsidiaries for amounts due under the Services Agreement and related administrative charges, for other products and services, and for miscellaneous items. The largest amount due to the Company from Thermo Electron and its other subsidiaries since January 2, 2000 was $342,000. These amounts do not bear interest and are expected to be paid to the Company in the normal course of business.

          On February 12, 2001, Thermo Fibertek entered into a loan agreement with the Company pursuant to which Thermo Fibertek agreed to lend the Company up to $5,000,000 on commercially reasonable terms for certain redemption obligations of the Company in September 2001 and working capital needs.

          On January 31, 2000, Thermo Electron announced that, as part of a major reorganization plan, it plans to spin off its equity interest in Thermo Fibertek as a dividend to Thermo Electron's shareholders. Thermo Electron has announced that it plans to distribute the Thermo Fibertek dividend in the second half of 2001. The spin off will require final Thermo Electron board of director actions and other customary conditions. When the spin off is completed, Thermo Fibertek will no longer be a subsidiary of Thermo Electron and will have its own entirely separate and independent board of directors and management team. The Company will remain a subsidiary of Thermo Fibertek after the spin off.

Stock Holding Assistance Plan

          The human resources committee of the Company's board of directors (the "Committee") established a stock holding policy that requires its chief executive officer to acquire and hold a minimum number of shares of Common Stock. In order to assist the chief executive officer in complying with the policy, the Committee also adopted a stock holding assistance plan under which the Company may make interest-free loans to the chief executive officer, to enable him to purchase Common Stock in the open market. Loans will be repayable upon the earlier of demand or the tenth anniversary of the date of the loan, unless otherwise determined by the Committee. No such loans were outstanding in 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          The Company has retained Arthur Andersen LLP as its independent accountants since its inception in 1996 and intends to retain Arthur Andersen LLP for the current year ending December 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

          During fiscal 2000, the Company retained Arthur Andersen LLP to provide services in the following categories and amounts:

Audit Fees

          Arthur Andersen LLP billed the Company an aggregate of $55,300 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 30, 2000.

Financial Information Systems Design and Implementation Fees

          Arthur Andersen LLP did not bill the Company any fees for professional services rendered to the Company and its affiliates for the fiscal year ended December 30, 2000 in connection with the design and implementation of financial information systems.

All Other Fees

          Arthur Andersen LLP billed the Company an aggregate of $5,250 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 30, 2000.

                                  OTHER ACTION

          Management is not aware at this time of any other matters that will be presented for action at the meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be included in the proxy statement and form of proxy relating to the 2002 Annual Meeting of the Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and form of proxy no later than December 19, 2001. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after February 2, 2002.

                             SOLICITATION STATEMENT

          The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally or by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

Bedford, Massachusetts
April 16, 2001

                                                                      APPENDIX A

                              Thermo Fibergen Inc.

                            Audit Committee Charter

Organization

The Committee shall consist of only independent Directors as defined by the relevant stock exchange listing authority for the Company's equity securities. The Chairman of the Committee shall be chosen from among the members. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee must have accounting or related financial management expertise as the foregoing qualifications are interpreted by the American Stock Exchange Listing Standards, Policies and Requirements. The number of Directors serving on the Committee shall be determined by the Board of Directors, and from and after June 14, 2001, the Committee shall consist of at least three Directors.

Statement of Policy

The Committee shall, through regular or special meetings with management, the Company's internal auditor and the Company's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal control, auditing and other matters as the Board or the Committee Chairman deems appropriate.

Responsibilities

The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

In carrying out its oversight responsibilities, the Committee shall perform the following functions:

Oversight of Independent Auditors.

In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditor is ultimately accountable to the Board and the Committee.

1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

2.        The Committee shall:

          (i) receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

          (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditor's independence and objectivity; and

          (iii) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

3. The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

4. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

Oversight of Internal Auditors.

The Committee shall review and discuss with management and the independent auditors:

1. The quality and adequacy of the Company's internal accounting controls.

2. The audit risk assessment process and the proposed scope of Thermo Electron Corporation's internal audit department for the upcoming year, their competence and the coordination of that scope with independent auditors.

3. Results of Thermo Electron Corporation's internal auditors examination of internal controls including summaries of inadequate reports issued and/or management improprieties together with management's response thereto.

Oversight of Management's Conduct of the Company's Financial Reporting Process.

1. Audited Financial Statements. The Committee shall review and discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Stockholders).

2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

3.        Financial Reporting Practices. The Committee shall review:

          (i) Significant changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

          (ii) The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

          (iii) The effect of changes on accounting standards that may materially affect the Company's financial reporting practices.

          (iv) Litigation or other legal matters that could have a significant impact on the Company's financial results.

Oversight and Review of Charter.

The Committee shall review and monitor, as appropriate, the adequacy of this Charter, which shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                                 FORM OF PROXY

                              THERMO FIBERGEN INC.

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned hereby appoints William A. Rainville, Yiannis A. Monovoukas and Theo Melas-Kyriazi, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermo Fibergen Inc., a Delaware corporation (the "Company"), to be held on Tuesday, May 15, 2001 at 3:00 p.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 12, 2001, with all of the powers the undersigned would possess if personally present at such meeting:


           (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                Please mark your
[   x   ]               votes as in this
                example.

1.  ELECTION OF DIRECTORS OF THE COMPANY (see reverse).

           FOR             [       ]               WITHHELD        [      ]

FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any): ______________________________________


Nominees: Anne T. Barrett, Francis L. McKone, Yiannis A. Monovoukas, Jonathan W. Painter, William A. Rainville and Roger D. Wellington.

2. In their discretion on such other matters as may properly come before the Meeting.

The shares represented by this Proxy will be voted "FOR" the proposals set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)_______________________________________   DATE_________________

Note: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.